Exhibit 10.1

PERFORMANCE STOCK UNITS AGREEMENT

THIS PERFORMANCE STOCK UNITS AGREEMENT (this “Agreement”) is made and effective as of ___________ (the “Grant Date”), by and between Atlanta Braves Holdings, Inc. (the “Company”) and you.

The Company has adopted the Atlanta Braves Holdings, Inc. 2023 Omnibus Incentive Plan (as has been or may hereafter be amended, the “Plan”) that governs the Performance Stock Units specified in Exhibit A hereto, a copy of which is attached via a link at the end of this online Agreement as Exhibit A and, by this reference, made a part hereof. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.

Pursuant to the Plan, the Plan Administrator has determined that it would be in the interest of the Company and its stockholders to grant you an Award (as specified in Exhibit A hereto) of Performance Stock Units, subject to the conditions and restrictions set forth in this Agreement and in the Plan, in order to provide you with additional remuneration for services rendered, to encourage you to remain in the service or employ of the Company or its Subsidiaries and to increase your personal interest in the continued success and progress of the Company.

The Company and you therefore agree as follows:

1.Definitions. The following terms, when used in this Agreement, have the following meanings, except as otherwise defined in Exhibit A hereto:

“Agreement” has the meaning specified in the preamble to this Agreement.

“Certification Date” has the meaning specified in Section 3(a) hereof.

“Close of Business” means, on any day, 4:00 p.m., New York, New York time.

“Common Stock” means the Company’s Series C Common Stock.

“Company” has the meaning specified in the preamble to this Agreement.

“Confidential Information” has the meaning specified in Section 9 hereof.

“Dividend Equivalents” has the meaning specified in Section 5 hereof.

“Employment Termination Date” means the date of termination of your employment with the Company or a Subsidiary, as applicable.

“Forfeitable Benefits” has the meaning specified in Section 28 hereof.

“Grant Date” has the meaning specified in the preamble to this Agreement.

“Misstatement Period” has the meaning specified in Section 28 hereof.

“Performance Period” has the meaning specified in Exhibit A hereto.

“Plan” has the meaning specified in the preamble to this Agreement.

“Plan Administrator” has the meaning specified in Section 12 hereof.

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“Required Withholding Amount” has the meaning specified in Section 6 hereof.

“Performance Stock Units” has the meaning specified in Section 2 hereof.

“Section 409A” has the meaning specified in Section 27 hereof.

2.Award. In consideration of your covenants and promises herein, the Company hereby awards to you as of the Grant Date an Award of the target number of Performance Stock Units authorized by the Plan Administrator and set forth on Exhibit A attached hereto and in the notice of online grant delivered to you pursuant to the Company’s online grant and administration program (the “Performance Stock Units”), each representing the right to receive one (1) share of Common Stock, subject to the conditions and restrictions set forth in this Agreement and in the Plan.

3. Vesting. The Performance Stock Units have been credited to a bookkeeping account on your behalf. The Performance Stock Units shall be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto and as determined by the Plan Administrator on the Certification Date.

(a)Certification. After the end of the Performance Period but prior to March 31 of the calendar year following the Performance Period, (i) the Plan Administrator will certify the number of Performance Stock Units that will vest (the date as of which such certification is made, the “Certification Date”).

(b)Forfeiture of Unearned Performance Stock Units. Any Performance Stock Units that do not vest as provided on Exhibit A attached hereto will automatically be forfeited as of the Close of Business on the Certification Date.

(c)Continuous Employment. Except as otherwise provided herein, if your continuous employment (as defined in Section 3(e) hereof) with the Company or a Subsidiary terminates prior to the last day of the Performance Period, then all Performance Stock Units will be forfeited on the Employment Termination Date.

(d)Termination of Employment. Unless otherwise determined by the Plan Administrator in its sole discretion or except as otherwise specified in Exhibit A hereto:

(i)Termination for any Reason Other than Termination for Cause after the Performance Period. If your employment terminates after the conclusion of the Performance Period but prior to the Certification Date for any reason other than by the Company or a Subsidiary, as applicable, for Cause, then the Performance Stock Units shall remain outstanding and shall be earned, in whole, in part, or not at all, as provided on Exhibit A attached hereto and as determined by the Plan Administrator on the Certification Date.

(ii)Termination without Cause. If your employment is terminated by the Company or a Subsidiary, as applicable, without Cause prior to the last day of the Performance Period, then the Performance Stock Units shall remain outstanding and shall be earned, in whole, in part, or not at all, as provided on Exhibit A attached hereto and as determined by the Plan Administrator on the Certification Date, and the Earned Award shall be prorated by multiplying the Earned Award by a fraction, the numerator of which shall be the number of months elapsed in the Performance Period prior to your Employment Termination Date, and the denominator shall be 36).

(iii) Disability and Death. In the event of your death or Disability prior to the last day of the Performance Period, then the Performance Stock Units shall remain outstanding and shall be earned, in whole, in part, or not at all, as provided on Exhibit A attached hereto and as determined by the Plan Administrator on the Certification Date.

(iv)Termination for Cause during or after the Performance Period; Voluntary Resignation during the Performance Period. If your employment is terminated by the Company or a Subsidiary, as applicable, for Cause during or after the Performance Period, or if you resign from your employment for any reason during the Performance Period, then all Performance Stock Units will be forfeited on the Employment Termination Date.

(v)Approved Transaction, Board Change or Control Purchase.

(A)If there is an Approved Transaction, Board Change or Control Purchase prior to the last day of the Performance Period, then the Performance Stock Units shall be earned at the greater of (1) the target Award as provided on Exhibit A attached hereto, or (2) the number of Performance Stock Units that would vest based on actual performance achievement for the Performance Metric(s), as provided on Exhibit A attached hereto and as determined by the Plan Administrator, but measured as of the Approved Transaction, Board Change or Control Purchase, as applicable.

(B)If there is an Approved Transaction, Board Change or Control Purchase after the conclusion of the Performance Period but prior to the Certification Date, then the Performance Stock Units shall be earned, in whole, in part, or not at all, as provided on Exhibit A attached hereto and as determined by the Plan Administrator.

(e)Miscellaneous.

(i)Qualifying Service. For purposes of this Agreement, “continuous employment” means the absence of any interruption or termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable, and references to termination of employment (or similar references) shall include termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable. A change of your employment or service from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of your employment for purposes of this Agreement if such change of employment or service is made at the request or with the express consent of the Company. Unless the Plan Administrator otherwise determines in its sole discretion, however, any such change of employment or service that is not made at the request or with the express consent of the Company will be a termination of your employment within the meaning of this Agreement.

(ii)Forfeiture. Upon forfeiture of any unvested Performance Stock Units, such Performance Stock Units and any related unpaid Dividend Equivalents will be immediately cancelled, and you will cease to have any rights with respect thereto.

4.No Stockholder Rights. You will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to shares of Common Stock represented by any Performance Stock Units unless and until such time as shares of Common Stock represented by vested Performance Stock Units have been delivered in accordance with Section 7 hereof, nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.16 of the Plan.

5.Dividend Equivalents. An amount equal to all dividends and other distributions (or the economic equivalent thereof) (in each case, as determined by the Plan Administrator in its sole discretion) that would have been paid on a like number of shares of Common Stock as the shares represented by the Performance Stock Units if such shares had been issued to you when such dividends or other distributions were made (“Dividend Equivalents”) will be retained by the Company for your account and will be subject to the same conditions, restrictions, and performance objectives, including the timing of vesting and delivery, applicable to the Performance Stock Units to which they relate. Dividend Equivalents shall not bear interest or be segregated in a separate account. For the avoidance of doubt, unless otherwise determined by the Plan Administrator in its sole discretion, you will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, as the Performance Stock Units with respect to which such Dividend Equivalents relate shall have become vested, and, if vesting does not occur, the related Dividend Equivalents will be forfeited at the same time the Performance Stock Units with respect to which such Dividend Equivalents relate are forfeited.

6.Withholding for Taxes. To the extent that the Company or any Subsidiary of the Company is subject to withholding tax requirements under or in respect of any national, federal, state and other local or governmental taxes or social security costs and charges or similar contributions (wheresoever arising) with respect to the Award of the Performance Stock Units or the vesting thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, you must make arrangements satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because some or all of the Performance Stock Units and any related Dividend Equivalents vest, the withholding requirement may be satisfied by (a) the Company withholding from the shares of Common Stock represented by vested Performance Stock Units and otherwise deliverable to you a number of shares of Common Stock and/or from any related Dividend Equivalents otherwise deliverable to you an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) equal to the Required Withholding Amount, or (b) your remittance of the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. For the avoidance of doubt, the Company may allow for tax withholding in respect of the vesting of the Performance Stock Units and any related Dividend Equivalents up to the maximum withholding rate applicable to you.

7.Settlement and Delivery by the Company. Subject to Sections 6, 11 and 16 hereof, and except as otherwise provided herein, shares of Common Stock will be delivered in respect of vested Performance Stock Units (if any) as soon as practicable after the Certification Date. Unless otherwise determined by the Plan Administrator, the Company will (a) cause to be issued and transferred to a brokerage account, or registered through the Company’s stock transfer agent for your benefit, book-entry transfers registered in your name for that number of shares of Common Stock represented by such vested Performance Stock Units and any securities representing related vested unpaid Dividend Equivalents, and (b) cause to be delivered to you any cash payment representing related vested unpaid Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (i) in the case of a book-entry transfer, at the time the Company’s stock transfer agent initiates the transfer of such securities to a brokerage account through the Company’s stock transfer agent for your benefit or (ii) the Plan Administrator has made or caused to be made such other arrangements for the delivery of such securities as the Plan Administrator deems reasonable. Any cash payment will be deemed effected when (I) a check from the Company, payable to you in the amount equal to the amount of the cash payment, has been delivered personally to or at your direction or deposited in the United States mail, addressed to you, (II) an amount equal to the amount of the cash payment has been processed through the direct deposit or normal Company payroll processes for your benefit or (III) the Plan Administrator has made or caused to be made such other arrangements for delivery of such cash amount as the Plan Administrator deems reasonable. Shares representing Performance Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Performance Stock Units have been transferred in accordance with Section 10.6 of the Plan and Section 8 below.

 8.Nontransferability. Performance Stock Units and any related unpaid Dividend Equivalents are not transferable (either voluntarily or involuntarily), before or after your death, except as follows: (a) during your lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Plan Administrator; or (b) after your death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Performance Stock Units and any related unpaid Dividend Equivalents are transferred in accordance with the provisions of the preceding sentence shall take such Performance Stock Units and any related unpaid Dividend Equivalents subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to you. Performance Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Performance Stock Units have been transferred in accordance with this Section 8 and Section 10.6 of the Plan.

9.Confidential Information. During your employment or service with the Company or a Subsidiary, you will acquire, receive, and/or develop Confidential Information (as defined below) in the course of performing your job duties or services. You will not, during or after your employment or service with the Company or a Subsidiary, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party other than when required to do so in good faith to perform your duties and responsibilities to the Company and provided that nothing herein shall be interpreted as preventing you from (a) doing so when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, (b) doing so when necessary to prosecute your rights against the Company or its Subsidiaries or to defend yourself against any allegations, or (c) communicating with, filing a charge with, reporting possible violations of federal law or regulation to, or participating in an investigation or proceeding conducted by, a government agency, including providing documents or other information to such agency without notice to the Company. You will also proffer to the Company, any time upon request by the Company or upon termination, to be provided no later than the effective date of any termination of your employment or engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in your actual or constructive possession or which are subject to your control at such time (other than contracts between you and the Company, pay stubs, benefits information, and copies of documents or information that you require in order to prepare your taxes). At the time of termination or otherwise upon request by the Company, you agree to permanently delete Confidential Information from all of your personal electronic devices and provide certification to the Company that you are in compliance with this sentence. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of your breach of any of your obligations under this Section 9). If you are in breach of any of the provisions of this Section 9 or if any such breach is threatened by you, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 9. You agree that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, you will not use as a defense thereto that there is an adequate remedy at law.

10.Adjustments. The Performance Stock Units and any related unpaid Dividend Equivalents will be subject to adjustment pursuant to Section 4.2 of the Plan in such manner as the Plan Administrator, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.

11.Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or a Subsidiary.

12.Plan Administrator. For purposes of this Agreement, the term “Plan Administrator” means the Compensation Committee of the Board of Directors of the Company or any different committee appointed by the Board of Directors as described more fully in Section 3.1 of the Plan.

13.Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Company shall not be obligated to deliver any shares of Common Stock represented by vested Performance Stock Units or securities constituting any unpaid Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Performance Stock Units or securities constituting any unpaid Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

14.Tax Representations. You hereby acknowledge that the Company has advised you that you should consult with your own tax advisors regarding the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. You hereby represent to the Company that you are not relying on any statements or representations of the Company, its Affiliates or any of their respective agents with respect to the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. If, in connection with the Award, the Company is required to withhold any amounts by reason of any national, federal, state and other local or governmental tax or social security costs and charges or similar contributions (wheresoever arising), such withholding shall be effected in accordance with Section 10.9 of the Plan and Section 5 hereof.

15.Notice. Unless the Company notifies you in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by first class mail, postage prepaid, to the address specified for the Company in Exhibit A hereto. Any notice or other communication to you with respect to this Agreement will be provided to you electronically pursuant to the online grant and administration program or via email, unless the Company elects to notify you in writing, which will be delivered personally, or will be sent by first class mail, postage prepaid, to your address as listed in the records of the Company or any Subsidiary of the Company on the Grant Date, unless the Company has received written notification from you of a change of address.

16.Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Plan Administrator as contemplated by Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without your consent:

(a)this Agreement may be amended or supplemented from time to time as approved by the Plan Administrator (i) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for your benefit or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect your rights with respect to the Award evidenced hereby (other than if immaterial), (iii) to reform the Award made hereunder as contemplated by Section 10.17 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)subject to any required action by the Board of Directors or the stockholders of the Company, the Performance Stock Units granted under this Agreement may be canceled by the Plan Administrator and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Performance Stock Units (other than if immaterial) to the extent then vested.

17.Employment. Nothing contained in the Plan or this Agreement, and no action of the Company or the Plan Administrator with respect thereto, will confer or be construed to confer on you any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any employing Subsidiary to terminate your employment or service at any time, with or without Cause, subject to the provisions of any employment or consulting agreement between you and the Company or any Subsidiary.

18.Nonalienation of Benefits. Except as provided in Sections 8 and 11 hereof, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be subjected to or liable for the debts, contracts, liabilities or torts of you or other person entitled to such benefits.

19.No Effect on Other Benefits. Any payments made pursuant to this Agreement will not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company or a Subsidiary unless expressly provided for in such employee benefit plan, program, agreement, or arrangement.

20.Governing Law; Venue. This Agreement will be governed by, and construed in accordance with, the internal laws of the State designated in Section 10.13 of the Plan. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Georgia in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

21.Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

22.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

23.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules attached hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Plan Administrator upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

24.Rules by Plan Administrator. The Plan Administrator, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations it deems consistent with the terms of the Plan and as necessary or advisable in its operation and administration of the Plan and this Award. You acknowledge and agree that your rights and the obligations of the Company hereunder will be subject to any further conditions and such reasonable rules and regulations as the Plan Administrator may adopt from time to time.

25.Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and you regarding the Award. You and the Company hereby declare and represent that no promise or agreement not expressed herein has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between you and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 and 18, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

26.Acknowledgment. You will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company. By your electronic acknowledgment of the Performance Stock Units, you are acknowledging the terms and conditions of the Award set forth in this Agreement as though you and the Company had signed an original copy of the Agreement.

27.Code Section 409A. The Awards made hereunder are intended to be “short-term deferrals” exempt from Section 409A and this Agreement shall be interpreted and administered accordingly. Notwithstanding the foregoing, to the extent that Section 409A of the Code or the related regulations and Treasury pronouncements (“Section 409A”) are applicable to you in connection with the Award, this Award is subject to the provisions of Section 10.17 of the Plan regarding Section 409A and each payment under this Agreement shall be treated as a separate payment under Section 409A.

Notwithstanding the foregoing, the Company makes no representations that the Award or the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on you by Section 409A, and you shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.

28.Forfeiture for Misconduct and Repayment of Certain Amounts. You acknowledge and agree that the Performance Stock Units shall be subject to the Company’s “Policy for the Recovery of Erroneously Awarded Compensation” as applicable, and any other compensation recoupment policy of the Company that is applicable by its terms to you and to awards of this type and that any amendments to such clawback policy deemed necessary by the Plan Administrator in its sole discretion to comply with applicable law or listing requirements shall be applicable to you.

29.Changes to Forfeiture Provisions and Policies. Please note Section 28 hereof, which reflects an important policy of the Company. The Plan Administrator has determined that Awards made under the Plan (including the Award represented by this Agreement) are subject to forfeiture and recoupment in certain circumstances. By accepting this Award, you agree that the Plan Administrator may change the Forfeiture section of any or all of the grant agreements (including this Agreement) from time to time without your further consent to reflect changes in law, government regulation, stock exchange listing requirements or Company policy.

30.Administrative Blackouts. In addition to its other powers under the Plan, the Plan Administrator has the authority to suspend any transactions under the Plan as it deems necessary or appropriate for administrative reasons.

31.Stock Ownership Guidelines. This Award may be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

32.Company Information. You can access the Company’s most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission on the Company’s website (www.bravesholdings.com). Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its Common Stock.

Exhibit A

Award: __________ Performance Stock Units (the “Award”)

The Performance Stock Units will be earned, in whole, in part or not at all, based on your continuous employment through the Performance Period, except as otherwise provided by Section 3 of this Agreement, and the Company’s Performance Objective measured over the Performance Period, as determined in accordance with this Exhibit A.

I.	Defined Terms. For the purposes of this Agreement:

(a)“Earned Award” shall have the meaning set forth in Section IV of this Exhibit A.

(b)“Performance Objective” means the compound annual growth rate (“CAGR”) of the Company’s Revenue, measured over the Performance Period. The beginning value for this purpose is the Company’s Revenue as of December 31, 2024, as reflected in the Company’s consolidated financial statements for 2024.

(c)“Performance Period” means January 1, 2025 – December 31, 2027.

(d)“Revenue” means the Company’s total revenue as reflected in its consolidated financial statements for the applicable fiscal year.

II.	Performance Matrix.

Achievement Levels	Performance Objective(1)	Payout Percentage (% of Target)(1)
Below Threshold	Less than [X]%	0%
Threshold	[X]% CAGR	50%
Target	[Y]% CAGR	100%
Maximum	[Z]% CAGR	200%

(1)Payouts between Achievement Levels will be determined based on straight line interpolation.

III.	Adjustments to Performance Metrics and Goals. In determining attainment of the Performance Objective or the Payout Percentage, the Plan Administrator will have discretion to include or exclude the impact of unusual or infrequently occurring items deemed not reflective of the Company’s core operating performance, including, but not limited to, charges for restructurings (including employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, labor disruptions, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine to include or exclude the effect of other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the Company’s or financial statements, notes to the financial statements or discussion and analysis of management.

IV.	Determination of Earned Award. On the Certification Date, the Plan Administrator shall determine and certify the Company’s Performance Objective and the resulting Payout Percentage. Subject to Section III of this Exhibit A, the number of Performance Stock Units vested and earned (the “Earned Award”) shall be determined by multiplying the Award by the Payout Percentage.